EXHIBIT 4.1

                                 NOTE AGREEMENT


         THIS NOTE AGREEMENT (the "Agreement") dated as of ______, 199_, by and between U-Ship, Inc., a Utah corporation (the "Company"), and
____________________________________ (the "Investor"), a ______________________.

         In consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Loan/Promissory Note. The Investor agrees to purchase _____ units ("Units") of the Company's 12% Unsecured Notes with Warrants at a purchase price of $100,000 per Unit, for an aggregate purchase price of $500,000. The Company agrees to deliver and issue to the Investor for the Units purchased, a promissory note in the form attached hereto as Exhibit A (the "Note"), in such amount. The delivery of the Note shall be made concurrently with delivery of funds to the Company in the amount set forth above. The principal amount of the Note shall bear interest from the date thereof at the rate of twelve percent (12%) per annum.

         2. Warrants. In consideration of the loan, the Company shall issue to the Investor, concurrently with delivery of the Note, a warrant with respect to each Unit purchase, in the form attached hereto as Exhibit B (the "Warrant"), to purchase a number of shares of Common Stock of the Company $.004 par value per share (the "Common Stock") equal, for each Unit purchased hereunder, to $5,000 divided by the last sale price of the Common Stock as reported by the Nasdaq SmallCap Market at the close of business on the date the Company receives and accepts this Note Agreement from the Investor. The Warrant shall be exercisable to purchase Common Stock commencing ninety (90) days after the date hereof and terminating five (5) years from the date of issuance. The shares of Common Stock issuable upon exercise of the Warrants are referred to hereinafter as the "Warrant Shares."

         3. Repayment of Note. All outstanding principal and accrued interest on the Note shall be due and payable on the third anniversary of the issuance of the Note. The Note may be prepaid in whole or in part at any time and from time to time without premium or penalty as provided in the Note.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Investor that this Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company. All corporate action necessary for the authorization, issuance, and delivery of the Note, the Warrant, and the Warrant Shares has been taken on or prior to the date hereof.

         5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:


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                  (a)      The Investor has had the opportunity to ask questions
                           of, and receive answers from the Company, or an agent of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, and to obtain any additional information necessary to verify such information, as the Investor considers necessary or advisable in order to form a decision concerning an investment in the Company.

                  (b) The Note, the Warrant, the shares purchasable upon conversion of the Note and the Warrant Stock are being acquired for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that neither Note, nor the Warrant or the Warrant Shares has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of the contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Note, the Warrant, and the Warrant Shares may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

                  (c) The Investor's principal office or residence is set forth on Page 1 hereof.

                  (d) The Investor has carefully reviewed the Company's Confidential Private Placement Memorandum dated December 21, 1998, as amended December 31, 1998 (the "Memorandum").

                  (e) The Investor is able to bear the loss of the entire investment in the Note, the Warrant, the shares purchasable upon conversion of the Note and the Warrant Stock without any material adverse effect on the Investor's financial position or prospects, and the Investor has such knowledge and experience of financial and business matters to be capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement. Without limiting the foregoing, the Investor understands that the securities offered hereby are highly speculative, involve a high degree of risk and immediate substantial dilution, and should be purchased by persons who can afford the loss of their entire investment. The Investor has carefully considered the risks and speculative factors described under "Risk Factors" in the Memorandum, and the Company's 10-KSB Report for the year ended June 30, 1998 and particularly section captioned "Management's Discussion and Analysis - Factors that May Affect Operating Results."

                  (f)      The Investor is (check all that apply):


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                  ______(i) A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds
$1,000,000.

                  ______(ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

                  ______(iii) A bank, insurance company, registered investment company, business development company, small business investment company, or employee benefit plan.

                  ______(iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

                  ______(v) A private business development company.

                  ______(vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

                  ______(vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

                  ______(viii) A trust with assets in excess of $5,000,000.

                  ______(ix) A director or an executive officer of the Company.

                  ______(x) An entity in which all of the equity owners are accredited investors (Not available for an Irrevocable Trust).

                  ______(xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more items (i)-(x), above.
Also check the item(s) (i)-(x) which applies.

                  (g) This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

                  (h) If the Investor is an entity, the Investor was not organized for the specific purpose of acquiring the Note, the Warrant, the shares purchasable upon conversion of the Note or the Warrant Stock.

                  (i) Investor is NOT subject to backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended (note: you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that


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                           you are subject to backup withholding; or (iv) you
                           fail to certify that you are not subject to backup withholding or fail to certify your Social Security number or taxpayer identification number).

6.       Other.

         (a) This Agreement, including the appendices attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

         (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to conflicts of laws principles.

         (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            SIGNATURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date set forth above.

INVESTOR:                               U-SHIP, INC.


                                        By
Print Full Name                                  Peter C. Lytle
                                                 Chief Executive Officer


Signature



Address



Telephone Number



Taxpayer ID Number


or



Social Security Number


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                            CERTIFICATE OF SIGNATORY

                   (To be completed if Investor is an entity)


         I, _______________________________________, am the __________________
of _____________________________ (the "Entity").

         I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Note Agreement and to purchase and hold the Note and the Warrant and certify further that the Note Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

         IN WITNESS WHEREOF, I have set my hand this ________ day of __________, 199_.


                                            Signature



                                            Print Name and Title

                                    EXHIBIT A

                                 PROMISSORY NOTE


$__________                                               Minneapolis, Minnesota
                                                               __________, 199__


         FOR VALUE RECEIVED, effective this ___ day of ___________, 199__, the undersigned, U-Ship, Inc., a Utah corporation, ("BORROWER"), hereby agrees and promises to pay to the order of ____________________ ("HOLDER") at such place as Holder may from time to time designate, the principal sum of _____________________ Dollars upon such terms and conditions as are set forth below.

         Simple interest on the unpaid principal balance shall accrue from date hereof until this Note is fully paid at a fixed per annum interest rate of 12.0%. Interest shall be calculated on the basis of actual days elapsed in a 365-day year.

         The principal of and interest on this Note are payable as follows:

         Commencing on the 1st day of April 1999, and continuing on the 1st day of each July, October and January thereafter, Borrower shall make quarterly payments of interest at the rate specified above. Unless sooner paid, the entire balance of unpaid principal and accrued interest shall be due and payable in full on ___________ (the "Maturity Date").

         The outstanding principal balance evidenced by this Note may be prepaid in full or in part at any time. All monthly payments made under this Note shall be applied first to interest, and then to principal.

         This Note is given pursuant to the terms and provisions of that certain Note Agreement between the parties dated the date hereof.

         It is agreed that time is of the essence in the performance of this Note.

         The occurrence of any of the following shall be deemed an "Event of Default" under this Note:

         (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the Default continues for a period of 30 days;

         (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at the Maturity Date, upon redemption or otherwise;

         (3) a court of competent jurisdiction enters a final judgment for the payment of money in excess of $500,000 against the Company or any subsidiary and such judgment remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days;

         (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                  (a)      commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (d) makes a general assignment for the benefit of its creditors,

         (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company or any material subsidiary in an involuntary case,

                  (b) appoints a Custodian of the Company or any material subsidiary or for all or substantially all of its property, or

                  (c) orders the liquidation of the Company or any material subsidiary, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         Upon the occurrence of an Event of Default, Holder shall have the right and option to declare, upon 10 days' prior written notice to Borrower, all remaining unpaid principal, interest, and other amounts due under this Note to be immediately due and payable. Holder may exercise this option to accelerate at any time after the occurrence of any Event of Default, regardless of any forbearance by Holder. The remedies of Holder, as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively, or together at the discretion of Holder and may be exercised as often as the occasion therefor shall arise.

         Upon the occurrence of an Event of Default as described above, Borrower shall pay Holder all expenses and costs of collection, or any other action taken as a result thereof, including, but not limited to, attorney's fees and costs, whether or not suit or other formal action has been commenced.

         Borrower waives presentment for payment, protest and notice of non-payment and dishonor or any other notice otherwise provided by law.

         No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other remedy under this Note. A waiver of any one occasion or occasions shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         Other than pursuant to registration under federal and any applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, this Note may not be transferred, sold or otherwise disposed of unless the Company has received from the transferee hereof such representations and agreements as the Company shall determine in its sole discretion may be necessary to permit such transfer. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note of the Holder's intention to do so, describing the manner of any proposed transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether such transfer may be effected and of the conditions to any such transfer.

         All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to its corporate headquarters, 5583 West 78th Street, Edina, Minnesota 55439, and in the case of the Holder, addressed to the address written above, in either case, until a new address shall have been substituted by like notice.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer; on the day and year first above written.


                                            U-SHIP, INC.


                                            By:
                                               Peter C. Lytle
                                               Chief Executive Officer


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.